UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2005

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

California	001-13111	94-3229046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1360 O’Brien Drive, Menlo Park, California 94025
(Address of principal executive offices, with zip code)

(650) 462-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

On January 6, 2005, Depomed, Inc., a California corporation (the “Company”), entered into the placement agency agreement attached hereto as Exhibit 10.1 and incorporated by reference herein (the “Placement Agency Agreement”) with Thomas Weisel Partners LLC relating to the sale of a minimum of 2,222,223 shares and a maximum of 5,036,000 shares of the Company’s common stock at an offering price to investors of $4.50 per share (the “Offering”).  The shares are being offered pursuant to the Company’s registration statement on Form S-3, as amended (File No. 333-108973), filed with the Securities and Exchange Commission (the “Commission”) on October 2, 2003, and a related registration statement on Form S-3 filed with the Commission pursuant to Rule 462(b) of the General Rules and Regulations under the Securities Act of 1933, as amended, on January 6, 2005.  The Offering is expected to close on or about January 12, 2005, subject to the closing conditions set forth in the Placement Agency Agreement.

The Company will enter into a purchase agreement in the form attached as Exhibit A to the Placement Agency Agreement directly with each investor in connection with the Offering, and will only sell shares of its common stock in the Offering to investors who have entered into such a purchase agreement.

Item 8.01.                                          Other Events

On January 7, 2005, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference announcing the Company’s entry into the Placement Agency Agreement and the commencement of the Offering.

Item 9.01.                                          Financial Statements and Exhibits

(c)                                  Exhibits.

10.1	Placement Agency Agreement by and between Depomed, Inc. and Thomas Weisel Partners LLC, dated January 6, 2005.

99.1	Depomed, Inc. Press Release issued on January 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: January 6, 2005	By:	/s/ John F. Hamilton
John F. Hamilton
Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Placement Agency Agreement by and between Depomed, Inc. and Thomas Weisel Partners LLC, dated January 6, 2005

99.1	Depomed, Inc. Press Release issued on January 7, 2005